EXHIBIT (a)(1)(D)

GRANT DETAIL REPORT

Akorn, Inc.

Option Exchange Offer

					Options	Options
	Option	Option	Expiration		Currently	Currently
Name	Number	Date	Date	Exercise Price	Exercisable	Unexercisable